Exhibit 10.1

CALIFORNIA BANCORP

2019 OMNIBUS EQUITY INCENTIVE PLAN
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ARTICLE I
GENERAL

1.1Purpose

This California BanCorp 2019 Omnibus Equity Incentive Plan (the “Plan”) is intended to replace the California Bank of Commerce, N.A. 2001 Stock Option Plan (the “2001 Plan”) and the California Bank of Commerce, N.A. 2011 Omnibus Equity Incentive Plan (the “2011 Plan”), such replacement thereof to be subject to and effective as of the effective time of the holding company reorganization of California Bank of Commerce, N.A. (the “Bank”). As the result of the holding company reorganization of the Bank, all outstanding and unexpired stock options granted under the 2001 Plan and the 2011 Plan and all outstanding shares of restricted stock granted under the 2011 Plan shall be deemed to be Stock Options (as hereinafter defined) and Restricted Shares (as hereinafter defined) granted under this Plan.

The purpose of the Plan is to strengthen California Bancorp (the “Company”) and those banks and corporations which are or hereafter become Subsidiaries by providing additional means of attracting and retaining competent managerial personnel and by providing to participating directors, officers, Key Employees and Consultants added incentive for high levels of performance and for unusual efforts to increase the earnings of the Company and any Subsidiaries. The Plan is intended to promote the long-term success of the Company and any Subsidiaries by: (i) encouraging key personnel to focus on critical long-range objectives; (ii) increasing the ability of the Company and Subsidiaries to attract and retain key personnel; and (iii) linking key personnel directly to shareholder interests through increased stock ownership.

The Plan seeks to accomplish these purposes and to achieve these results by providing such directors, officers, Key Employees and Consultants with a proprietary interest in maximizing the growth, profitability, and overall success of the Company and its Subsidiaries through the grant of Awards of Restricted Shares, which Awards may be either time based or performance based. In addition, the Plan provides such directors, officers, key employees and Consultants with a means to purchase shares of the Common Stock of the Company pursuant to Awards of Stock Options granted in accordance with the Plan. Stock Options granted pursuant to this Plan are intended to be Incentive Stock Options or Non-Qualified Stock Options, as shall be determined and designated by the Committee upon the grant of each Stock Option hereunder.

1.2Definitions of Certain Terms

(a)“Affiliation,” “Affiliate,” or “Affiliated” mean services as a director or a Consultant to the Company or any Subsidiary.

(b)“Award” means an award of Restricted Shares or the grant of Stock Options to a Participant under the Plan.

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(c)“Award Agreement” means a Restricted Shares Award Agreement evidencing the Award of Restricted Shares hereunder or a Stock Option Agreement evidencing the grant of Stock Options hereunder.
(d)“Award Date” means the date the Committee makes its final determination to grant an Award hereunder; provided however, the Board or the Committee may fix the Award Date as any date on or after the date of its final determination to grant the Award. The Award Date shall be as set forth in the applicable Award Agreement.

(e)“Award Period” means the period beginning on an Award Date and ending on the expiration date of such Award.

(f)“Bank” means California Bank of Commerce, N.A., a national banking association.

(g)“Board” means the Board of Directors of the Company, as constituted from time to time.

(h)“Code” means the Internal Revenue Code of 1986, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations, and interpretations promulgated thereunder or with respect thereto.

(i)“Committee” means the committee of the Board established from time to time in the sole discretion of the Board to administer the Plan, as described in Section 1.3 of the Plan. Any Committee established by the Board shall be comprised solely of three (3) or more Non-Employee Directors (as defined in Rule 16b-3 promulgated under the Exchange Act) or such greater number of directors as may be required under applicable law.

(j)“Common Stock” means the common stock, no par value, of the Company.

(k)“Company” means California BanCorp, a California corporation.

(l)“Consultant” means those individuals, including but not limited to attorneys, accountants and other professionals who provide services to the Company or any Subsidiary, but only to the extent that an Award is granted as fair compensation for services rendered.

(m)“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n)“Fair Market Value” means on, or with respect to, any given date(s), the closing market price of the Common Stock, as reported on the Nasdaq Small Cap or National Market for such date(s) or, if the Common Stock was not traded on such date(s), on the next preceding day or days on which the Common Stock was traded. If at any time the Common Stock is not traded on such exchange, the Fair

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Market Value of a share of the Common Stock shall be determined in good faith by the Board or the Committee by the reasonable application of a reasonable valuation method. Notwithstanding the foregoing, no Award under the Plan is intended to provide for a deferral of compensation within the meaning of Section 409A of the Code and, as such, the Fair Market Value shall be determined in all respects in a manner consistent with that intention.

(o)“Incentive Stock Option” means a Stock Option that is intended to qualify for special federal income tax treatment pursuant to Sections 421 and 422 of the Code (or a successor provision thereof) and which is so designated in the applicable Award Agreement. Under no circumstances shall any Stock Option that is not specifically designated as an Incentive Stock Option be considered an Incentive Stock Option.

(p)“Key Employee” means an employee of the Company or any Subsidiary as determined by the Committee from time to time.

(q)“Non-Qualified Stock Option” means a Stock Option which is not an Incentive Stock Option.

(r)“Option Exercise Price” means the amount payable by a Participant on the exercise of a Stock Option.

(s)“Option Shares” means the shares of Common Stock covered by and subject to any outstanding unexercised Stock Option granted pursuant to this Plan.

(t)“Participant” means any individual who is selected from time to time to receive an Award under the Plan.

(u)“Performance-Based Award” means an Award granted under Article II that vest based upon the achievement of Performance Criteria rather than vesting based upon the passage of time. Performance-Based Awards are further defined in Section 2.4.

(v)“Performance Criteria” means the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code, as determined by the Board or the Committee in its sole discretion at the Award Date. Performance Criteria may be stated in absolute terms or relative to comparison companies or indices to be achieved during a period of time. Any Performance Criteria may be used to measure the performance of the Company as a whole or any business unit of the Company. Any Performance Criteria may include or exclude extraordinary items such as extraordinary, unusual and / or non-recurring items of gain or loss, gains or losses on the disposition of a business, changes in tax or accounting regulations or laws, or the effects of a merger or acquisition. Performance Criteria generally shall be established by the

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Board or the Committee and shall be derived from the Company’s audited financial statements, including footnotes, or any other measure of performance desired by the Board or the Committee.

(w)“Restricted Shares” means the restricted shares of Common Stock awarded pursuant to the provisions of Article II of the Plan and the relevant Restricted Shares Award Agreement.

(x)“Restricted Shares Award Agreement” means a written agreement between the Participant and the Company evidencing the Award of Restricted Shares under the Plan.

(y)“Restriction Period” means the period of time commencing on the Award Date of Restricted Shares and ending on the date all restrictions, limitations, and criteria associated with such Restricted Shares lapse or are achieved, as applicable.

(z)“Rule 16b-3” means Rule 16b-3, as amended from time to time, as promulgated by the Securities and Exchange Commission pursuant to the Exchange Act.

(aa)“Securities Act” means the Securities Act of 1934, as amended.

(ab)“Stock Option” means the right to purchase a specified number of shares of Common Stock under the Plan, at a price and upon the terms and conditions determined by the Committee and evidenced by a Stock Option Agreement.

(ac)“Stock Option Agreement” means a written agreement between the Participant and the Company evidencing the grant of Stock Options under the Plan.

(ad)“Subsidiary” means each “subsidiary corporation” (treating the Company as the employer corporation) as defined in Section 424(f) of the Code, including but not limited to the Bank.

(ae)“Terminating Event” means: (i) the consummation of a plan of dissolution or liquidation of the Company; (ii) a plan of reorganization, merger or consolidation of the Company with one or more corporations, as a result of which the Company is not the surviving entity; or (iii) the sale of all or substantially all the assets of the Company to another corporation; provided however, that if provision is made in connection with such transaction for assumption of Awards theretofore granted (in which case such Awards shall be converted into awards for a like number and kind for shares of the surviving entity), or substitution for such Awards with new awards covering stock of a successor employer corporation, or a parent or Subsidiary thereof, solely at the discretion of such successor corporation, or parent or Subsidiary, with appropriate adjustments as to number and kind of shares and prices, then the consummation of such transaction shall not be deemed a Terminating Event for purposes of the Plan or the applicable Award Agreement.

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(af)“Time-Based Awards” means the Award of Restricted Shares granted under the Plan that vest based upon the passage of time rather than vesting based upon the achievement of Performance Criteria.

(ag)“Total Disability” means a “permanent and total disability” within the meaning of Section 22(e)(3) of the Code and such other disabilities, infirmities, afflictions or conditions as the Board or the Committee determine.

(ah)“Vesting Date” means the date that Restricted Shares under an Award become fully vested, unrestricted, and non-forfeitable following:

(i)the applicable passage of time (for Time-Based Awards);

(ii)the achievement of the applicable Performance Criteria (for Performance-Based Awards);

(iii)the occurrence of an event triggering immediate vesting as described in the Plan; or

(iv)the decision of the Board or the Committee that such restricted Shares shall become fully vested, unrestricted, and non-forfeitable.

1.3Administration

(a)This Plan shall be administered by the Committee. Members of the Committee serve at the pleasure of the Board and the Board shall have the right, in its sole and absolute discretion, to remove or replace any person from or on the Committee at any time for any reason whatsoever. All Awards to Participants shall be authorized by the Committee.

(b)The Committee shall have the authority (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and any Award Agreements, (iii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (iv) to make all determinations necessary or advisable in administering the Plan, (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan, (vi) to amend the Plan to reflect changes in applicable law, (vii) to determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, shares of Common Stock, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, canceled, forfeited or suspended, and (viii) to determine whether, to what extent and under what circumstances cash, shares of Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee.

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(c)Actions of the Committee shall be taken by the vote of a majority of its members. Any action may be taken by a written instrument signed by a majority of the Committee members, and action so taken shall be fully as effective as if it had been taken by a vote at a meeting.

(d)The Committee may designate persons other than members of the Board to carry out the day-to-day ministerial administration of the Plan under such conditions and limitations as it may prescribe. The Committee’s determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. The determination of the Committee on all matters relating to the Plan or any Award Agreement shall be final, binding and conclusive on all persons.

(e)No member of the Committee or any employee of the Company or any of its Subsidiaries or Affiliates (each such person a “Covered Person”) shall have any liability to any person (including, without limitation, any Participant in the Plan) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award. Each Covered Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan and against and from any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person, provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful criminal act or omission. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

(f)Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards or resolve to administer the Plan. In the foregoing event, the Board shall have all of the authority and responsibility granted to the Committee herein.

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1.4Persons Eligible for Awards

Awards under the Plan may be made to directors, officers and Key Employees of the Company or any Subsidiary, and to Consultants to the Company or any Subsidiary, as the Committee shall select in its discretion.

1.5Types of Awards Under the Plan

Awards may be made under the Plan in the form of Restricted Shares and/or Stock Options, including Incentive Stock Options, as more particularly described in Articles II and III.

1.6Shares Available for Awards

    Subject to adjustment as provided in Section 1.7, the maximum number of shares of Common Stock that may be issued or paid out in connection with an Award of Restricted Shares or upon exercise of all Stock Options granted under this Plan shall not exceed 50,000,000 shares. Such shares may be authorized but unissued Common Stock or authorized and issued Common Stock held in the Company’s treasury or acquired by the Company for the purposes of the Plan. The Board or Committee may direct that any stock certificate evidencing shares of Common Stock issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares of Common Stock pursuant to the Plan. If any Award is forfeited or otherwise terminates or is canceled without the delivery of shares of Common Stock, shares of Common Stock are surrendered or withheld from any Award to satisfy a Participant’s income tax withholding obligations, or shares of Common Stock owned by a Participant are tendered to pay the exercise price of Stock Options granted under the Plan, then the shares of Common Stock covered by such forfeited, terminated or canceled Award or which are equal to the number of shares of Common Stock surrendered, withheld or tendered shall again become available for issuance pursuant to Awards granted or to be granted under this Plan. Any shares of Common Stock delivered by the Company, any shares of Common Stock with respect to which Awards are made by the Company and any shares of Common Stock with respect to which the Company becomes obligated to make Awards, through the assumption of, or in substitution for, outstanding Awards previously granted by an acquired entity, shall not be counted against the shares of Common Stock available for Awards under this Plan.

1.7Adjustments Upon Changes in Capitalization

    In the event of any change in the number of issued shares of Common Stock (or issuance of shares other than Common Stock) by reason of any forward or reverse share split, or share dividend, recapitalization, reclassification, merger, consolidation, split-up, spin-off, reorganization, combination, exchange of shares of Common Stock, the issuance of warrants or other rights to purchase shares of Common Stock or other securities, or any other change in corporate structure or in the event of any extraordinary distribution (whether in the form of cash, shares of Common Stock, other securities or other property) (each, an “Adjustment Event”), then the Committee shall equitably adjust the number or kind of shares of Common Stock that may be issued under the Plan, and any or all of the terms of an outstanding Award (including the

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number of shares of Common Stock covered by such outstanding Award, the type of property to which the Award is subject and the option or reference price of such Award), and such adjustments will be final, conclusive and binding for all purposes of the Plan. In determining adjustments to be made under this Section 1.7, the Board or the Committee may take into account such factors as it determines to be appropriate, including: (i) the provisions of applicable law, (ii) the potential tax or accounting consequences of an adjustment (including, as applicable, under Section 162(m) of the Code and/or Section 409A of the Code), and (iii) the preservation of the benefits or potential benefits intended to be made pursuant to Awards and, in light of such factors or others, may make adjustments that are not uniform or proportionate among outstanding Awards. In connection with any adjustment pursuant to this Section 1.7, the Committee may provide, in its sole discretion, for the cancellation of any outstanding Awards in exchange for payment in cash or other property equal to the Fair Market Value of the shares of Common Stock covered by such Awards, reduced by the option or reference price, if any. After any adjustment made pursuant to this Section 1.7, the number of shares subject to each outstanding Award will be rounded down to the nearest whole number.

1.8Award Agreements

Awards of Restricted Shares granted under the Plan shall be evidenced by a written agreement in substantially the form of Exhibit “A” and Awards of Stock Options granted under the Plan shall be evidenced by a written agreement in substantially the form of Exhibit “B” hereto. Each Award Agreement shall contain such provisions as the Committee in its discretion deems necessary or desirable. A Participant shall have no rights with respect to an Award unless such Participant accepts the Award within such period as the Committee shall specify by executing an Award Agreement and, if the Board or Committee shall so require, makes payment to the Company in such amount as the Board or Committee may determine.

No Award shall be enforceable until the Award Agreement has been signed by the Participant and, on behalf of the Company, by an executive officer (other than the recipient). By executing the Award Agreement, a Participant shall be deemed to have accepted and consented to the terms of this Plan and any action taken in good faith under this Plan by and within the discretion of the Board or the Committee or their delegates. Unless the Award Agreement otherwise expressly provides, there shall be no third party beneficiaries of the obligations of the Company to the Participant under the Award Agreement.

Each Award Agreement shall also specify the effect of a termination of employment or a cessation of Affiliation on the rights and benefits under the applicable Award Agreement, and in so doing may make distinctions based upon the cause of termination of employment or cessation of Affiliation (e.g., retirement, early retirement, cause, Total Disability, or death). The Committee shall provide each Participant with a copy of the Plan upon the grant of an initial Award or at any other time requested by a Participant.

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1.9Rights of Participants

    The determination of the Board or the Committee to grant an Award shall not in any way constitute or be deemed to constitute an obligation of the Company, or a right of the Participant who is the proposed subject of the Award, and shall not constitute or be deemed to constitute the grant of an Award hereunder unless and until both the Company and the Participant have executed and delivered to the other an Award Agreement evidencing the grant of the Award, together with such other instrument or instruments as may be required by the Committee pursuant to this Plan.

1.10Award Period

    Each Award and all rights and obligations thereunder shall expire on such date as the Committee may determine, but not later than ten (10) years from the Award Date, and shall be subject to earlier termination as provided elsewhere in this Plan.

1.11No Rights as a Shareholder

No Participant shall have, with respect to the shares of Common Stock underlying a grant of an Award, rights as a shareholder of the Company, including but not limited to the right to vote the shares or receive cash dividends on the shares, until the issuance of a stock certificate to such person for such shares. Except as otherwise provided in Section 1.7, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.

1.12Compliance with Law

The issuance of the Common Stock pursuant to an Award Agreement shall be subject to, and shall comply with, any applicable requirements of any federal and state securities laws, rules, and regulations (including, without limitation, the provisions of the Securities Act of 1933, the Exchange Act, and the respective rules and regulations promulgated thereunder) and any other law or regulation applicable thereto. No shares of Common Stock shall be issued pursuant to any Award Agreement and a Participant shall have no right or claim to such shares, unless and until: (i) payment in full as provided hereinabove has been received by the Company if required to be paid by the applicable Award Agreement; (ii) in the opinion of the counsel for the Company, all applicable requirements of law and of regulatory bodies having jurisdiction over such issuance and delivery have been fully complied with; and (iii) if required by federal or state law or regulation, the Participant shall have paid to the Company the amount, if any, required to be withheld on the amount deemed to be compensation to the Participant as a result of the exercise of his or her rights to receive shares of Common Stock under an Award Agreement, or made other arrangements satisfactory to the Company, in its sole discretion, to satisfy applicable income tax withholding requirements.

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1.13Agreements and Representations of Participants.

Unless the shares of Common Stock covered by this Plan have been registered with the Securities and Exchange Commission pursuant to the registration requirements under the Securities Act, each Participant shall represent and warrant to the Company and acknowledge and agree, and each Award Agreement shall contain the representations, warranties, acknowledgments and agreements of the Participant, substantially as follows:
(a)    The shares of Common Stock to be acquired pursuant to this Award Agreement will be acquired by Participant in good faith and for Participant’s own personal account, and not with a view to distributing the Common Stock to others or otherwise reselling the Common Stock in violation of the Securities Act or the rules and regulations promulgated thereunder;

(b)    (i) the shares of Common Stock to be acquired pursuant to this Award Agreement have not been registered and that there is no obligation on the part of the Company to register such Common Stock under the Securities Act and the rules and regulations thereunder; and (ii) the shares Common Stock to be acquired pursuant to this Award Agreement will not be freely tradeable unless they are either registered under the Securities Act or the holder presents a legal opinion acceptable to the Company that the transfer will not violate the federal securities laws;

(c)    Participant acknowledges and agrees that the Company, at its sole discretion, to assure itself that any sale or distribution by the Participant complies with the Plan and any applicable federal or state securities laws, may take all reasonable steps, including placing stop transfer instructions with the Company’s transfer agent prohibiting transfers in violation of the Plan and affixing the following legend (and/or such other legend or legends as the Company shall require) on certificates evidencing the Common Stock:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THEM UNDER THE ACT OR A WRITTEN OPINION OF COUNSEL FOR THE HOLDER THEREOF, WHICH OPINION SHALL BE ACCEPTABLE TO CALIFORNIA BANCORP, THAT REGISTRATION IS NOT REQUIRED.”

(d)    Participant understands that the Company is relying upon the truth and accuracy of the representations and agreements contained herein in determining to award such Common Stock, grant such Stock Option and/or issue such shares of Common Stock upon the exercise of such Stock Option, to Participant without the Company first registering the same under the Securities Act;

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(e)    Participant agrees that at any time that Participant contemplates the disposition of any of the Common Stock (whether by sale, exchange, gift or other form of transfer), Participant shall first notify the Company of such proposed disposition and shall thereafter cooperate with the Company in complying with all applicable requirements of law which, in the opinion of counsel for the Company, must be satisfied prior to the making of such disposition and, before consummating such disposition, Participant shall provide to the Company an opinion of Participant's counsel, of which both such opinion and such counsel shall be satisfactory to the Company, that such disposition will not result in a violation of any state or federal securities laws or regulations; and
(f)    Participant hereby agrees to indemnify the Company and to hold the Company harmless against all liability, cost, or expenses (including reasonable attorney’s fees) arising out of or as a result of any distribution or resale of the Common Stock issued by the Company in violation of the securities laws and that this agreement to indemnify the Company shall inure to the benefit of and be binding upon the respective legal representatives, successors and assigns of the Participant and the Company.

ARTICLE II
AWARDS OF RESTRICTED SHARES UNDER THE PLAN

2.1.Terms and Conditions

    Awards of Restricted Shares shall be subject to the terms and conditions set forth in this Article II and any additional terms and conditions, not inconsistent with the express terms and provisions of the Plan, as the Committee shall set forth in the relevant Restricted Shares Award Agreement, including Performance Criteria, if any. Subject to the terms of the Plan, the Committee shall determine the number of Restricted Shares to be granted to a Participant and the Board may provide or impose different terms and conditions on any particular Award of Restricted Shares made to any Participant.

2.2.Restricted Shares Award Agreement

    Each Participant receiving an Award of Restricted Shares under the Plan shall enter into a Restricted Shares Award Agreement in substantially the form of Exhibit “A” attached hereto. Each such Participant shall agree to the restrictions, terms, criteria, and conditions of the Award set forth therein and in the Plan.

2.3.Restricted Share Grants

    A grant of Restricted Shares is an Award of shares of Common Stock granted to a Participant, subject to such restrictions, terms, and conditions as the Committee deems appropriate, including, without limitation:

(a)restrictions on the sale, assignment, transfer, hypothecation or other disposition of such shares of Common Stock; and

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(b)the requirement that such shares of Common Stock be forfeited upon termination of employment on cessation of Affiliation for specified reasons within a specified period of time or for other reasons including, without limitation, the failure to achieve designated Performance Criteria.

2.4.Awards Subject To Performance Criteria

    Awards of Restricted Shares under the Plan may be granted as Awards that satisfy the requirements for “performance-based compensation” within the meaning of Code Section 162(m) (“Performance-Based Awards”), the grant, vesting, or payment of which depends on the degree of achievement of the Performance Criteria. An Award that is intended to satisfy the requirements of this Section 2.4 shall be designated as a Performance-Based Award at the time of grant.

    The specific Performance Criteria relative to each Performance-Based Award must be established by the Committee in advance of the deadlines applicable under Code Section 162(m) and while the performance relating to the Performance Criteria remains substantially uncertain.

    Performance Criteria may include, but are not limited to, Bank results for net income, return on average assets, return on average equity, efficiency ratio, and various measures of credit quality such as the ratio of non-performing assets to total assets.
    Before any Performance-Based Award is paid, the Board or the Committee must certify in writing (by resolution or otherwise) that the applicable Performance Criteria and any other material terms of the Performance-Based Award were satisfied; provided, however, that a Performance-Based Award may be paid without regard to the satisfaction of the applicable Performance Criteria upon the occurrence of a Terminating Event as provided in Section 2.6.

2.5.Time-Based Awards

    Time-Based Awards of Restricted Shares under the Plan may be granted as Awards that vest with the passage of time.

    The specific Vesting Dates relative to each Time-Based Award must be established by the Committee at the time of the grant of a Time-Based Award.

2.6.Acceleration of Vesting Upon Occurrence of a Terminating Event

    Anything in the Plan or in a Restricted Shares Award Agreement to the contrary notwithstanding, if a Terminating Event occurs, all restrictions, terms, criteria, and conditions applicable to all Restricted Shares then outstanding shall be deemed lapsed and satisfied, as applicable, and each Participant shall become 100% vested with respect to all Awards of Restricted Shares granted to such Participant under this Plan as of the date of the Terminating Event. The immediately preceding sentence shall apply to only those Participants who are

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employed by or are serving as directors of the Company and / or one of its Subsidiaries as of the date of the Terminating Event.

2.7.Restriction Period

    In accordance with Sections 2.1, 2.2, 2.3, 2.4, 2.5 and 2.6 of the Plan and unless otherwise determined by the Committee (in its sole discretion) at any time and from time to time, Restricted Shares shall only become unrestricted and vested in the Participant in accordance with such vesting schedule and other criteria relating to such Restricted Shares, if any, as the Committee may establish in the relevant Restricted Shares Award Agreement. During the Restriction Period, such Restricted Shares shall be and remain unvested and a Participant may not sell, assign, transfer, pledge, encumber, or otherwise dispose of or hypothecate such Restricted Shares. Upon satisfaction of the vesting schedule and any other applicable restrictions, terms, criteria, and conditions, the Participant shall be entitled to receive payment of the Restricted Shares or a portion thereof, as the case may be, as provided in Section 2.9 of the Plan.
2.8.Restricted Shares

    The Award of Restricted Shares shall be evidenced by a duly executed Restricted Share Award Agreement only and no stock certificate evidencing Restricted Shares shall be issued.

2.9.Issuance of Share Certificates

    After the satisfaction and / or lapse of the restrictions, terms, criteria, and conditions established by the Committee in respect of an Award of Restricted Shares, a certificate for the number of shares of Common Stock which are no longer subject to such restrictions, terms, criteria, and conditions shall, as soon as practicable thereafter, be issued by the Company and delivered to the Participant.

2.10.Deferred Payments

    The Committee may authorize for the benefit of any Participant, except Consultants, the deferral of any payment of cash or shares of Common Stock that may become due or of cash otherwise payable under this Plan, and provide for accreted benefits thereon based upon such deferment, at the election or at the request of such Participant, subject to the other terms of this Plan. Such deferral shall be subject to such further conditions, restrictions, or requirements as the Committee may impose, subject to any then vested rights of Participants. Any such deferral of payment shall comply in all respects with the requirements of Code Section 409A, including with respect to the timing of election and timing of distribution, so as to avoid the imposition of any tax in addition to ordinary income tax or capital gains tax, as applicable.

2.11.Forfeiture of Unvested Shares

    Unless the Board or the Committee otherwise expressly provides, Restricted Shares that are subject to restrictions at the time of termination of employment or cessation of Affiliation or

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are subject to other conditions to vest that have not been satisfied by the time specified in the applicable Restricted Shares Award Agreement shall not vest and shall be forfeited.

ARTICLE III
AWARDS OF STOCK OPTIONS UNDER THE PLAN

3.1.Terms and Conditions

    Awards of Stock Options shall be subject to the terms and conditions set forth in this Article III and any additional terms and conditions, not inconsistent with the express terms and provisions of the Plan, as the Committee shall set forth in the relevant Stock Option Agreement. Subject to the terms of the Plan, the Committee shall determine the number of Option Shares issuable upon the exercise of Stock Options to be granted to a Participant and the Board may provide or impose different terms and conditions on any particular Stock Option granted to any Participant.

3.2.Stock Option Agreement

    Each Stock Option granted under the Plan shall be evidenced by a written Stock Option Agreement in substantially the form of Exhibit “B” attached hereto, executed by the Company and the Participant, and shall contain each of the provisions and agreements herein specifically required to be contained therein, and such other terms and conditions as are deemed desirable by the Committee and are not inconsistent with this Plan.

3.3.Grant of Stock Options

    Subject to the express provisions of the Plan, the Committee, in its sole and absolute discretion, may grant Stock Options for a number of shares of Common Stock, at the price(s) and time(s), and on the terms and conditions as it deems advisable and specifies in the applicable Stock Option Agreements.

    The terms upon which and the times at which, or the periods within which, the Option Shares subject to such Stock Options may become acquired or such Stock Options may be acquired and exercised shall be as set forth in the Plan and the related Stock Option Agreements.

    Subject to the limitations and restrictions set forth in the Plan, a Participant who has been granted a Stock Option may, if otherwise eligible, be granted additional Stock Options if the Committee shall so determine. The Committee shall designate in each Stock Option Agreement evidencing the grant of a Stock Option whether the Stock Option is an Incentive Stock Option or a Non-Qualified Stock Option.

3.4.Shareholder-Employees

    A Stock Option granted hereunder to a Participant who is also an officer or Key Employee of the Company or any Subsidiary and who owns, directly or indirectly, at the Award

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Date of the Stock Option, more than ten percent (10%) of the total combined voting power of all classes of capital stock of the Company or a Subsidiary shall not qualify as an Incentive Stock Option unless: (i) the purchase price of the Option Shares subject to said Stock Option is at least one hundred ten percent (110%) of the Fair Market Value of the Option Shares, determined as of the date said Stock Option is granted; and (ii) the Stock Option by its terms is not exercisable after five (5) years from the date that it is granted. The attribution rules of Section 424(d) of the Code shall apply in the determination of indirect ownership of stock.

3.5.Maximum Value of Stock Options

    No grant of Incentive Stock Options hereunder may be made when the aggregate Fair Market Value of Option Shares with respect to which Incentive Stock Options (pursuant to this Plan or any other Incentive Stock Option Plan of the Company or any Subsidiary) are exercisable for the first time by the Participant during any calendar year exceeds One Hundred Thousand Dollars ($100,000).

3.6.Substituted Stock Options

    If all of the outstanding shares of common stock of another corporation are changed into or exchanged solely for the Company’s Common Stock in a transaction to which Section 424(a) of the Code applies, then, subject to the approval of the Committee, Stock Options under the Plan may be substituted (“Substituted Options”) in exchange for valid, unexercised and unexpired stock options of such other corporation. Substituted Options shall qualify as Incentive Stock Options under the Plan, provided that (and to the extent) the stock options exchanged for the Substituted Options were Incentive Stock Options within the meaning of Section 422 of the Code.

3.7.Non-Qualified Stock Options

    Stock Options and Substituted Options granted by the Committee shall be deemed Non-Qualified Stock Options under this Plan if they: (i) are designated at the time of grant as Incentive Stock Options but do not so qualify under the provisions of Section 422 of the Code or any regulations or rulings issued by the Internal Revenue Service for any reason; (ii) are not granted in accordance with the provisions of Section 3.4; (iii) are in excess of the Fair Market Value limitations set forth in Section 3.5; (iv) are granted to a Participant who is not an officer or Key Employee of the Company or any Subsidiary; or (v) are designated at the time of grant as Non-Qualified Stock Options. Non-Qualified Stock Options granted or substituted hereunder shall be so designated in the Stock Option Agreement.

3.8.Stock Option Exercise Price

(a)Minimum Price. The exercise price of any Option Shares shall be determined by the Committee, in its sole and absolute discretion, upon the grant of a Stock Option. Except as provided elsewhere herein, said exercise price shall not be less than one

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hundred percent (100%) of the Fair Market Value of the Common Stock on the Award Date.

(b)Substituted Options. The exercise price of the Option Shares subject to each Substituted Option may be fixed at a price less than one hundred percent (100%) of the Fair Market Value of the Common Stock at the time such Substituted Option is granted if said exercise price has been computed to be not less than the exercise price set forth in the stock option of the other corporation for which it was exchanged immediately before substitution, with appropriate adjustment to reflect the exchange ratio of the shares of stock of the other corporation into the shares of the Common Stock.

3.9.Exercise of Stock Options

(a) Exercise. Except as otherwise provided elsewhere herein, each Stock Option shall be exercisable in such increments, which need not be equal, and upon such contingencies as the Committee shall determine at the time of grant of the Stock Option; provided, however, that if a Participant shall not in any given period exercise any part of a Stock Option which has become exercisable during that period, the Participant’s right to exercise such part of the Stock Option shall continue until expiration of the Stock Option or any part thereof as may be provided in the related Stock Option Agreement; and provided further, that in no case may an Option vest at a rate: (i) greater than approximately equal percentages each year over three years from the date the Option is granted; or (ii) less than 20 percent per year over five years from the date the option is granted, with vesting to occur initially on the first anniversary of grant, and subsequently on each following anniversary until fully vested, subject to Section 3.9(e). No Stock Option or part thereof shall be exercisable except with respect to whole shares of Common Stock, and fractional share interests shall be disregarded except that they may be accumulated. The Committee may accelerate, in whole or in part, a Stock Option not otherwise immediately exercisable in full, at any time after three years from the date the Stock Option is granted; provided that in the case of an Incentive Option, any such acceleration of the Stock Option would not cause the Stock Option to fail to comply with the provisions of Section 422 of the Code, unless the Participant consents to the acceleration.

(b)Prior Outstanding Incentive-Stock Options. Incentive Stock Options granted (or substituted) to a Participant under the Plan may be exercisable while such Participant has outstanding and unexercised any Incentive Stock Option previously granted (or substituted) to him pursuant to this Plan or any other Incentive Stock Option Plan of the Company or any Subsidiary. An Incentive Stock Option shall be treated as outstanding until it is exercised in full or expires by reason of lapse of time.

(c)Notice and Payment. Stock Options granted hereunder shall be exercised by written notice delivered to the Company specifying the number of Option Shares with respect to which the Stock Option is being exercised, together with concurrent payment in full of the exercise price as hereinafter provided. If the Stock Option is being

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exercised by any person or persons other than the Participant, said notice shall be accompanied by proof, satisfactory to the counsel for the Company, of the right of such person or persons to exercise the Stock Option. The Bank’s receipt of a notice of exercise without concurrent receipt of the full amount of the exercise price shall not be deemed an exercise of a Stock Option by a Participant, and the Company shall have no obligation to a Participant for any Option Shares unless and until full payment of the exercise price is received by the Company and all of the terms and provisions of the Plan and the related Stock Option Agreement have been fully complied with.

(d)Payment of Exercise Price. The exercise price of any Option Shares purchased upon the proper exercise of a Stock Option shall be paid in full at the time of each exercise of a Stock Option in cash (or bank, cashier’s or certified check) and/or, with the prior written approval of the Committee at or before the time of exercise, by:

(i)delivery of Common Stock of the Company which, when added to the cash payment, if any, has an aggregate Fair Market Value equal to the full amount of the exercise price of the Stock Option, or part thereof, then being exercised;

(ii)     a “net exercise” of the Stock Option (as further described below);

(iii)delivery to the Company of a cash payment made pursuant to a “cashless” exercise program (as further described below); or

(iv)any other form of legal consideration that may be acceptable to the Committee.
Payment by a Participant as provided herein shall be made in full concurrently with the Participant’s notification to the Company of his intention to exercise all or part of a Stock Option. If all or any part of a payment is made in shares of Common Stock as heretofore provided, such payment shall be deemed to have been made only upon receipt by the Company of all required share certificates, and all stock powers and all other required transfer documents necessary to transfer the shares of Common Stock to the Company.
In the case of a “net exercise” of a Stock Option, the Company will not require a payment of the Option Exercise Price of the Stock Option from the Participant but will reduce the number of Option Shares issued upon the exercise by the largest number of whole shares that have a Fair Market Value that does not exceed the aggregate Option Exercise Price. With respect to any remaining balance of the aggregate Option Exercise Price, the Company will accept a cash payment from the Participant.
The number of Option Shares underlying a Stock Option will decrease following the exercise of such Stock Option to the extent of (i) shares of Common Stock used to pay the Option Exercise Price of a Stock Option under the “net exercise” feature, (ii) shares of Common Stock actually delivered to the Participant as a result of such exercise and (iii) shares of Common Stock withheld for purposes of tax withholding.

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Subject to compliance with applicable law and regulation, including but not limited to Section 402 of the Sarbanes-Oxley Act of 2002, if the Common Stock is traded on an established market, payment of any Option Exercise Price may also be made through and under the terms and conditions of any formal “cashless” exercise program authorized by the Company entailing the sale of the Option Shares in a brokered transaction (other than to the Company). Receipt by the Company of such notice and payment in any authorized or combination of authorized means shall constitute the exercise of the Stock Option. Within 30 days thereafter but subject to the remaining provisions of the Plan, the Company shall deliver or cause to be delivered to the Participant or his or her agent a certificate or certificates for the number of Option Shares then being purchased. Option Shares issued and paid for pursuant to this section shall be fully paid and nonassessable.
(e)Acceleration Upon Occurrence of Terminating Event. Notwithstanding any provision in any Stock Option Agreement pertaining to the time of exercise of a Stock Option, or part thereof, upon adoption by the requisite holders of the outstanding shares of Common Stock of any plan to consummate any transaction which would, upon consummation, result in a Terminating Event, all Stock Options previously granted shall become immediately exercisable, whether or not vested under the Plan or Stock Option Agreement, as to all unexercised Option Shares for such period of time as may be determined by the Stock Option Committee, but in any event not less than thirty (30) days, on the condition that such transaction is consummated. If such transaction is not consummated, Stock Options granted pursuant to the Plan shall be exercisable in accordance with the terms of their respective Stock Option Agreements.

3.10. Cancellation and Termination of Stock Options

The Committee may, at any time and in its sole discretion, determine that any outstanding Stock Options granted under the Plan, whether or not exercisable, will be canceled and terminated and that in connection with such cancellation and termination the holder of such Stock Options may receive for each share of Common Stock subject to such Stock Option Award a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities equivalent to such cash payment) equal to the difference, if any, between the Fair Market Value of the Common Stock and the exercise price per share multiplied by the number of shares of Common Stock subject to such Stock Option; provided that if such product is zero or less or to the extent that the Stock Option is not then exercisable, the Stock Options will be canceled and terminated without payment therefor.

3.11.Regulatory Law Compliance; Notice of Sale

    No Option Shares may be purchased upon the exercise of a Stock Option unless and until all then applicable requirements of all regulatory agencies having jurisdiction and all applicable requirements of the securities exchanges upon which securities of the Company are listed (if any) shall have been fully complied with. The Participant shall, not more than ten (10) days after each sale or other disposition of shares of Common Stock acquired pursuant to the exercise of Stock Options, give the Company notice in writing of such sale or other disposition.

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ARTICLE IV
MISCELLANEOUS

4.1.Effective Date of the Plan

    The Plan shall be deemed adopted as of November 20, 2019 and shall be effective immediately; provided, however, the Plan shall be approved by the holders of at least a majority of the Company’s outstanding shares of Common Stock prior to November 20, 2020 for Stock Options to qualify as Incentive Stock Options.

4.2.Amendment of the Plan; Modification of Awards

(a)The Board may from time to time suspend, discontinue, revise or amend the Plan in any respect whatsoever, except that no such amendment shall materially impair any rights or materially increase any obligations of the Participant under any Award theretofore made under the Plan without the consent of the Participant (or, after the Participant’s death, the person having the right to exercise or receive payment of the Award). For purposes of the Plan, any action of the Board or the Committee that alters or affects the tax treatment of any Award shall not be considered to materially impair any rights of any Participant.
(b)Shareholder approval of any amendment shall be obtained to the extent necessary to comply with Section 422 of the Code (relating to Incentive Stock Options) or any other applicable law, regulation or stock exchange listing requirements.

(c)The Committee may amend any outstanding Award Agreement, including, without limitation, by amendment which would accelerate the time or times at which the Award becomes unrestricted or may be exercised, or waive or amend any goals, restrictions or conditions set forth in the Award Agreement. However, any such amendment (other than an amendment pursuant to paragraphs (a) or (d) of this Section 4.2 that materially impairs the rights or materially increases the obligations of a Participant under an outstanding Award shall be made only with the consent of the Participant (or, upon the Participant’s death, the person having the right to exercise the Award).

(d)Notwithstanding anything to the contrary in this Section 4.2, the Board or the Committee shall have full discretion to amend the Plan to the extent necessary to preserve fixed accounting treatment with respect to any Award and any outstanding Award Agreement shall be deemed to be so amended to the same extent, without obtaining the consent of any Participant (or, after the Participant’s death, the person having the right to exercise or receive payment of the affected Award), without regard to whether such amendment adversely affects a Participant’s rights under the Plan or such Award Agreement.

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4.3.Terminating Events

    This Plan shall automatically terminate and all Awards theretofore granted shall be terminated upon the occurrence of a Terminating Event.

4.4.Tax Withholding

(a)As a condition to the receipt of any shares of Common Stock pursuant to any Award or the lifting of restrictions on any Award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company relating to an Award (including, without limitation, FICA tax), the Company shall be entitled to require that the Participant remit to the Company an amount sufficient in the opinion of the Company to satisfy such withholding obligation.

(b)If the event giving rise to the withholding obligation is a transfer of shares of Common Stock, then, to the extent specified in the applicable Award Agreement and unless otherwise permitted by the Committee, the Participant may satisfy only the minimum statutory withholding obligation imposed under paragraph (a) above by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of tax to be withheld. For this purpose, Fair Market Value shall be determined as of the date on which the amount of tax to be withheld is determined (and any fractional share amount shall be settled in cash).

4.5.Restrictions

(a)If the Committee shall at any time determine that any consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any Award, the issuance or purchase of shares of Common Stock or other rights thereunder, or the taking of any other action thereunder (a “Plan Action”), then no such Plan Action shall be taken, in whole or in part, unless and until such consent shall have been effected or obtained to the full satisfaction of the Committee.

(b)The term “consent” as used herein with respect to any action referred to in paragraph (a) means (i) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state or local law, rule or regulation, (ii) any and all written agreements and representations by the Participant with respect to the disposition of shares, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made, (iii) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies, and (iv) any and all consents or authorizations required to comply with, or required to be obtained under, applicable local law or otherwise required by the Committee. Nothing herein shall require the Company to list, register or qualify the shares of Common Stock on any securities exchange.

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4.6.Nonassignability

Except to the extent otherwise provided herein and/or in the applicable Award Agreement, no Award or right granted to any person under the Plan shall be assignable or transferable other than by will or by the laws of descent and distribution, and all such Awards and rights shall be exercisable during the life of the Participant only by the Participant or the Participant’s legal representative, or the Participant’s assignee as provided further in this Section. Notwithstanding the immediately preceding sentence: (i) Participants may transfer any Stock Option which is not an Incentive Stock Option to one or more of the Participant’s immediate family members or to trusts established in whole or in part for the benefit of the Participant and/or one or more of such immediate family members; and (ii) Participants may transfer any Award to a third party not described in part (i) of this Section with the prior approval of the Committee (and on such terms, conditions and limitations as the Committee determines in its sole discretion), in each case for no consideration and only to the extent permissible by law and, in the case of an Incentive Stock Option, to the extent permissible under Section 422 of the Code. For purposes of the Plan, (i) the term “immediate family” shall mean the Participant’s spouse and issue (including adopted and step children), and (ii) the phrase “immediate family members or to trusts established in whole or in part for the benefit of the Participant and/or one or more of such immediate family members” shall be further limited, if necessary, so that neither the transfer of a Nonqualified Stock Option to such immediate family member or trust, nor the ability of a Participant to make such a transfer shall have adverse consequences to the Company or the Participant.

4.7.Requirement of Notification of Election Under Section 83(b) of the Code

If a Participant, in connection with the acquisition of shares of Common Stock under the Plan, is permitted under the terms of the Award Agreement to make the election permitted under Section 83(b) of the Code (i.e., an election to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code notwithstanding the continuing transfer restrictions) and the Participant makes such an election, the Participant shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code.

4.8.Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code

If any Participant shall make any disposition of shares of Common Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.

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4.9.No Right to Employment

Nothing in the Plan or in any Award Agreement shall confer upon any Participant the right to continue in the employ of or association with the Company or affect any right which the Company may have to terminate such employment or association at any time (with or without cause).

4.10.Nature of Payments

Any and all grants of Awards and issuances of shares of Common Stock under the Plan shall constitute a special incentive payment to the Participant and shall not be taken into account in computing the amount of salary or compensation of the Participant for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or under any agreement with the Participant, unless such plan or agreement specifically provides otherwise.

4.11.Non-Uniform Determinations

The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Award Agreements, as to the persons to receive Awards under the Plan, and the terms and provisions of Awards under the Plan.

4.12.Other Payments or Awards

Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company from making any Award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

4.13.Limitation on Obligations of the Company

    All obligations of the Company arising under or as a result of this Plan or Awards granted hereunder shall constitute the general unsecured obligations of the Company, and not of the Board of Directors of the Company, any member thereof, the Committee, any member thereof, any officer of the Company, or any other person or any Subsidiary, and none of the foregoing, except the Company, shall be liable for any debt, obligation, cost or expense hereunder.

4.14.Limitation of Rights

    The Committee, in its sole and absolute discretion, is entitled to determine who, if anyone, is eligible to participate under this Plan, and which, if any, Participant shall receive any Award under this Plan. No oral or written agreement by any person on behalf of the Company

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relating to this Plan or any Award granted hereunder is authorized, and such may not bind the Company or the Committee to grant any Award to any person.

4.15.Notices

    All notices and demands of any kind which the Committee, any Participant, or other person may be required or desires to give under the terms of this Plan shall be in writing and shall be delivered in hand to the person or persons to whom addressed (in the case of the Committee, with the Chief Executive Officer, Cashier or Secretary of the Company), by leaving a copy of such notice or demand at the address of such person or persons as may be reflected in the records of the Company, or by mailing a copy thereof, properly addressed as above, by certified or registered mail, postage prepaid, with return receipt requested. Delivery by mail shall be deemed made upon receipt by the notifying party of the return receipt request acknowledging receipt of the notice or demand.

4.16.Section Headings

The section headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of the sections.

4.17.Effective Date and Term of Plan

Unless sooner terminated by the Board, the Plan, including the provisions respecting the grant of Incentive Stock Options, shall terminate the day before the tenth anniversary of the adoption of the Plan by the Board. All Awards made under the Plan prior to its termination shall remain in effect until such Awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Award Agreements.
4.18.Governing Law

All rights and obligations under the Plan shall be construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflict of laws.

4.19.Severability; Entire Agreement

If any of the provisions of this Plan or any Award Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby; provided, that if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award Agreements contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior

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agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

4.20.No Third Party Beneficiaries

Except as expressly provided therein, neither the Plan nor any Award Agreement shall confer on any person other than the Company and the grantee of any Award any rights or remedies thereunder.

4.21.Successors and Assigns

The terms of this Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns.

4.22.Section 409A

If the Committee determines that an Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Committee may take any action that the Committee determines to be necessary or appropriate to: (i) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award; or (ii) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under Section 409A of the Code.

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